Exhibit 99.1

Parsons Delivers Strong Second Quarter 2020 Operating Earnings and

Cash Flow Results

Q2 2020 Financial Highlights:

•	Revenue of $979 million includes $67 million of adverse impact from COVID-19
•	Net income decreases 42% to $23 million and net income margin decreases to 2.4%
•	Adjusted EBITDA increases 20% to $91 million and adjusted EBITDA margin expands 160 basis points to 9.3%
•	Cash flow from operating activities of $88 million
•	Q2 2020 book-to-bill ratio of 1.0x
•	Reiterates fiscal year 2020 guidance

Strategic Highlights:

•	Commitment to innovation, agility, and collaboration drives development of three new solutions
•	Quest to Deliver a Better World facilitates diversity and partnership awards
•	$307 million intelligence contract win to start Q3 2020

CENTREVILLE, VA – August 5, 2020, Parsons Corporation (NYSE: PSN) today announced financial results for the second quarter ended June 30, 2020.

CEO Commentary

“Inclusion, diversity, and equality have been a central aspect of Parsons’ core values for decades, and recent watershed events have elevated our commitment to assuring we achieve our vision of equal opportunity for all in these areas. These core values enhance our creativity and entrepreneurial culture, which is a key aspect of our competitive advantage and continued growth and success,” said Chuck Harrington, chairman and chief executive office of Parsons Corporation.

“We delivered record second quarter profitability and strong cash flow results, while overcoming ongoing COVID-19 headwinds to achieve revenue results that were in-line with our internal expectations. Our long history of commitment to innovation, agility, and collaboration continues to differentiate Parsons and is enabling the acceleration of our transition to deliver more technology and transactional solutions. We are well positioned in our markets and will leverage our strong balance sheet to enhance our portfolio and drive future growth.”

Second Quarter 2020 Results

Total revenue for the second quarter of 2020 decreased by $10 million, or 1%, from the prior year period to $979 million. This decrease was driven by approximately $67 million of contract work that was delayed as a result of the COVID-19 pandemic. Operating income increased to $46 million primarily as a result of an increase in gross profit and lower IPO-related long-term incentive compensation expenses and transaction-related costs. Net income decreased to $23 million and net income margin decreased to 2.4% from the prior year period. These decreases were driven by an income tax benefit associated with the establishment of a $56 million deferred tax asset resulting from Parsons conversion from an S-Corporation to a C-Corporation in the second quarter of 2019. Diluted earnings per share (EPS) attributable to Parsons was $0.23 in the second quarter of 2020, compared to $0.44 in the prior year period.

Adjusted EBITDA including noncontrolling interests for the second quarter of 2020 was $91 million, a 20% increase over the prior year period. Adjusted EBITDA margin increased 160 basis points to 9.3%.

Adjusted EPS increased to $0.49, compared to $0.43 in the second quarter of 2019.

Information about the Company's use of non-GAAP financial information is provided on page nine and in the non-GAAP reconciliation tables included herein.

Segment Results

Federal Solutions Segment

	Three Months Ended		Growth		Six Months Ended		Growth
	June 30, 2020	June 30, 2019	Dollars/ Percent	Percent	June 30, 2020	June 30, 2019	Dollars/ Percent	Percent
Revenue	$482,210	$478,497	$3,713	1%	$959,781	$901,309	$58,472	6%
Adjusted EBITDA	$47,756	$35,809	$11,947	33%	$79,465	$76,534	$2,931	4%
Adjusted EBITDA margin	9.9%	7.5%	2.4%	32%	8.3%	8.5%	-0.2%	-2%

Second quarter 2020 revenue increased $4 million, or 1%, compared to the prior year period. The increase was driven by $28 million of increased volume on new and existing contracts, $8 million from acquisitions, offset by approximately $32 million of delayed contract work as a result of COVID-19. Excluding the impact from COVID-19, organic revenue growth would have been 6%, and 8% over the first half of 2020.

Second quarter 2020 Federal Solutions Adjusted EBITDA including noncontrolling interests increased by $12 million, or 33%, compared to the prior year period. Adjusted EBITDA margin increased to 9.9%, or by 240 basis points from the second quarter of 2019. These increases were primarily driven by higher profit margins driven by an increase in incentive fee recognition and a decrease in volume on contracts with pass-through costs.

Critical Infrastructure Segment

	Three Months Ended		Growth		Fiscal Year Ended		Growth
	June 30, 2020	June 30, 2019	Dollars/ Percent	Percent	June 30, 2020	June 30, 2019	Dollars/ Percent	Percent
Revenue	$497,249	$511,245	$(13,996)	-3%	$990,671	$992,838	$(2,167)	0%
Adjusted EBITDA	$43,405	$40,396	$3,009	7%	$72,192	$71,695	$497	1%
Adjusted EBITDA margin	8.7%	7.9%	0.8%	10%	7.3%	7.2%	0.1%	1%

Second quarter 2020 revenue decreased $14 million, or 3%, compared to the prior year period. The decrease was primarily driven by approximately $35 million of delayed contract work as a result of COVID-19, partially offset by an increase in business volume under new and existing contracts. Excluding the impact from COVID-19, revenue growth would have been 4%.

Second quarter 2020 Critical Infrastructure Adjusted EBITDA including noncontrolling interests increased by $3 million, or 7%, compared to the prior year period. Adjusted EBITDA margin increased to 8.7%, or by 80 basis points from the second quarter of 2019. These increases were primarily driven by higher earnings from consolidated joint ventures and improved project margins.

Second Quarter 2020 Key Performance Indicators

•	Book-to-bill ratio (second quarter): 1.0x on net bookings of $1.0 billion. Book-to-bill ratio (trailing twelve-months): 1.0x on net bookings of $4.0 billion.
•	Total backlog: $7.7 billion, a 9% decrease from the second quarter of 2019.
•

Cash flow from operating activities: $88 million compared to $12 million in the second quarter of 2019. This increase was driven by strong collections and income and payroll tax deferrals totaling approximately $33 million dollars.

•

Debt: total and net debt were $249 million and $120 million, respectively. The company’s net debt to trailing twelve-month adjusted EBITDA leverage ratio at the end of the second quarter of 2020 was 0.4x. The company defines net debt as total debt less cash and cash equivalents, which was $129 million at June 30, 2020.

Recent Significant Contract Wins

Parsons continues to win large single-award, multiple-award, and joint venture projects.

•	Awarded a $307 million contract with a classified customer to provide enterprise security, including both cyber and physical security. This contract was awarded in the third quarter of 2020.
•

As the lead partner of a joint venture (JV), Parsons was awarded a $224 million recompete contract for the Riyadh Metro, the largest ongoing metro project in the world. Parsons’ work scope includes program, design and construction management; systems testing, and commissioning.

•

Awarded a $950 million ceiling multiple-award indefinite-delivery/indefinite-quantity contract for the U.S. Air Force’s Advanced Battle Management System mission. The Air Force will use this contract for the maturation, demonstration and proliferation of capabilities across platforms and domains, leveraging open systems design, modern software and algorithm development in order to enable Joint All Domain Command and Control (JADC2).

Recent Additional Corporate Highlights

Parsons recently announced the introduction of three new solutions to maximize the health, safety and security of its communities. The company also appointed three new distinguished members to its Board of Directors. In addition, the company was recognized for its STEM workforce diversity initiatives, its Engineering excellence, and its outstanding mentorship and partnership as part of the Department of Defense’s Mentor-Protégé Program.

•	During the second quarter of 2020, Parsons introduced three new solutions to maximize public safety:
o	DetectWiseTM, an integrated, touchless suite of solutions that monitors real-time health and facilitates the safe movement of people in public areas.
o

In partnership with Faunhofer USA, Parsons is in the process of developing and commercializing a diamond electrode biosensor for direct and rapid detection of SARS-CoV-2, the virus that causes coronavirus.

o

Grid ArmorTM, a predictive resiliency solution that helps utility companies improve operational efficiency and better respond to and prevent potential catastrophic events such as wildfires, and major power outages.

•

As announced previously, Letitia A. Long, former director of the National Geospatial-Intelligence Agency (NGA), was elected to Parsons board of directors in April 2020. In addition, General Darren W. McDew, U.S. Air Force (ret.), and David C. Wajsgras were appointed to the company's board in July 2020. Gen. McDew served with distinction in the U.S. military for 36 years, culminating as the Commander, United States Transportation

Command (USTRANSCOM). Mr. Wajsgras has 20 years of experience at the senior executive management level, including Chief Financial Officer of The Raytheon Company and President of its Intelligence, Information and Services (IIS) business unit.

•	Signed multiple value-added reseller agreements with COVID-19 health and safety screening partners.
•

Recognized by STEM Workforce Diversity magazine for the fifth consecutive year as a top national STEM employer for minority groups, women, and people with disabilities working in science, technology, engineering, and math (STEM).

•

Announced that three of the company's projects received Engineering Excellence Awards from the American Council of Engineering Companies. These prestigious awards signify the quality of the work Parsons’ performs and the level of attention the company provides to its customers and to the communities in which it serves.

•

Parsons received its third Nunn-Perry Award for outstanding mentorship and partnership as part of the Department of Defense Mentor-Protégé Program with Mb Solutions, Inc. under the Missile Defense Agency.

Fiscal Year 2020 Guidance

The company is again reiterating the fiscal year 2020 guidance it initially issued on March 10, 2020, based on its financial results for the first half of 2020 and its current outlook for the remainder of year. The table below summarizes the company’s fiscal year 2020 guidance.

Fiscal Year 2020 Guidance
Revenue	$3.95 billion - $4.05 billion
Adjusted EBITDA including non-controlling interest	$330 million - $360 million
Cash Flow from Operating Activities	$230 million - $250 million

Net income guidance is not presented as the company believes market volatility in its share price and the resulting impact on the company’s equity-based compensation expense, as well as charges to interest, taxes, depreciation, amortization and other matters affecting net income will preclude the company from providing accurate net income guidance for fiscal year 2020.

Conference Call Information

Parsons will host a conference call today, August 5, 2020, at 8:00 a.m. ET to discuss the financial results for its second quarter 2020.

Listeners may access a webcast of the live conference call from the Investor Relations section of the company's website at www.Parsons.com. Listeners may also access a slide presentation on the website, which summarizes the company’s second quarter 2020 results. Listeners should go to the website 15 minutes before the live event to download and install any necessary audio software.

Listeners may also participate in the conference call by dialing +1 866-987-6581 (domestic) or +1 602-563-8686 (international) and entering passcode 8494908.

A replay will be available on the company's website approximately two hours after the conference call and continuing for one year. A telephonic replay also will be available through August 12, 2020 at +1 855-859-2056 (domestic) or +1 404-537-3406 (international) and entering passcode 8494908.

About Parsons Corporation

Parsons is a leading disruptive technology provider in the global defense, intelligence, and critical infrastructure markets, with capabilities across cybersecurity, missile defense, space, connected infrastructure, and smart cities. Please visit parsons.com, and follow us on LinkedIn and Facebook to learn how we're making an impact.

Forward-Looking Statements

This Earnings Release and materials included therewith contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on our current expectations, beliefs and assumptions, and are not guarantees of future performance. Forward-looking statements are inherently subject to uncertainties, risks, changes in circumstances, trends and factors that are difficult to predict, many of which are outside of our control. Accordingly, actual performance, results and events may vary materially from those indicated in the forward-looking statements, and you should not rely on the forward-looking statements as predictions of future performance, results or events. Numerous factors could cause actual future performance, results and events to differ materially from those indicated in the forward-looking statements, including, among others: the impact of COVID-19; any issue that compromises our relationships with the U.S. federal government or its agencies or other state, local or foreign governments or agencies; any issues that damage our professional reputation; changes in governmental priorities that shift expenditures away from agencies or programs that we support; our dependence on long-term government contracts, which are subject to the government’s budgetary approval process; the size of our addressable markets and the amount of government spending on private contractors; failure by us or our employees to obtain and maintain necessary security clearances or certifications; failure to comply with numerous laws and regulations; changes in government procurement, contract or other practices or the adoption by governments of new laws, rules, regulations and programs in a manner adverse to us; the termination or nonrenewal of our government contracts, particularly our contracts with the U.S. federal government; our ability to compete effectively in the competitive bidding process and delays, contract terminations or cancellations caused by competitors’ protests of major contract awards received by us; our ability to generate revenue under certain of our contracts; any inability to attract, train or retain employees with the requisite skills, experience and security clearances; the loss of members of senior management or failure to develop new leaders; misconduct or other improper activities from our employees or subcontractors; our ability to realize the full value of our backlog and the timing of our receipt of revenue under contracts included in backlog; changes in the mix of our contracts and our ability to accurately estimate or otherwise recover expenses, time and resources for our contracts; changes in estimates used in recognizing revenue; internal system or service failures and security breaches; and inherent uncertainties and potential adverse developments in legal proceedings, including litigation, audits, reviews and investigations, which may result in materially adverse judgments, settlements or other unfavorable outcomes. These factors are not exhaustive and additional factors could adversely affect our business and financial performance. For a discussion of additional factors that could materially adversely affect our business and financial performance, see the factors included under the caption “Risk Factors” in our Annual Report with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 for the fiscal year ended December 31, 2019 on Form 10K, filed on March 10, 2020, and our other filings with the Securities and Exchange Commission. All forward-looking statements are based on currently available information and speak only as of the date on which they are made. We assume no obligation to update any forward-looking statement made in this presentation that becomes untrue because of subsequent events, new information or otherwise, except to the extent we are required to do so in connection with our ongoing requirements under federal securities laws.

Media:	Investor Relations:
Bryce McDevitt	Dave Spille
Parsons Corporation	Parsons Corporation
(703) 797-3001	(571) 655-8264
Bryce.McDevitt@Parsons.com	Dave.Spille@Parsons.com

PARSONS CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019
Revenue	$979,459	$989,742	$1,950,452	$1,894,147
Direct cost of contracts	749,324	784,723	1,518,956	1,498,960
Equity in earnings of unconsolidated joint ventures	3,769	11,634	9,883	22,031
Indirect, general and administrative expenses	187,640	225,359	371,414	402,878
Operating income (loss)	46,264	(8,706)	69,965	14,340
Interest income	196	225	424	702
Interest expense	(4,159)	(6,376)	(8,181)	(14,668)
Other income (expense), net	715	1,506	263	1,547
Total other income (expense)	(3,248)	(4,645)	(7,494)	(12,419)
Income (loss) before income tax expense	43,016	(13,351)	62,471	1,921
Income tax (expense) benefit	(11,891)	53,496	(16,975)	51,610
Net income including noncontrolling interests	31,125	40,145	45,496	53,531
Net (income) loss attributable to noncontrolling interests	(7,826)	114	(9,224)	(3,531)
Net income attributable to Parsons Corporation	$23,299	$40,259	$36,272	$50,000
Earnings per share:
Basic	$0.23	$0.44	$0.36	$0.59
Diluted	$0.23	$0.44	$0.36	$0.59

Weighted average number shares used to compute basic and diluted EPS (in thousands) (Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019
Basic weighted average number of shares outstanding	100,695	92,336	100,682	85,249
Dilutive common share equivalents	291	-	266	-
Diluted weighted average number of shares outstanding	100,986	92,336	100,949	85,249

PARSONS CORPORATION

CONSOLIDATED BALANCE SHEETS

(In thousands, except share information)

(Unaudited)

	June 30, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents (including $31,221 and $51,171 Cash of consolidated joint ventures)	$129,579	$182,688
Restricted cash and investments	7,041	12,686
Accounts receivable, net (including $257,967 and $166,355 Accounts receivable of consolidated joint ventures, net)	717,358	671,492
Contract assets (including $27,010 and $26,458 Contract assets of consolidated joint ventures)	645,556	575,089
Prepaid expenses and other current assets (including $8,524 and $11,182 Prepaid expenses and other current assets of consolidated joint ventures)	89,662	84,454
Total current assets	1,589,196	1,526,409

Property and equipment, net (including $2,672 and $2,945 Property and equipment of consolidated joint ventures, net)	124,764	122,751
Right of use assets, operating leases	225,054	233,415
Goodwill	1,045,344	1,047,425
Investments in and advances to unconsolidated joint ventures	64,905	68,620
Intangible assets, net	214,936	259,858
Deferred tax assets	129,737	130,401
Other noncurrent assets	57,246	61,489
Total assets	$3,451,182	$3,450,368

Liabilities and Shareholders' Equity (Deficit)
Current liabilities:
Accounts payable (including $91,969 and $85,869 Accounts payable of consolidated joint ventures)	$209,858	$216,613
Accrued expenses and other current liabilities (including $112,014 and $74,857 Accrued expenses and other current liabilities of consolidated joint ventures)	642,357	639,863
Contract liabilities (including $41,945 and $32,638 Contract liabilities of consolidated joint ventures)	219,037	230,681
Short-term lease liabilities, operating leases	47,648	49,994
Income taxes payable	12,053	7,231
Total current liabilities	1,130,953	1,144,382
Long-term employee incentives	22,122	56,928
Long-term debt	249,448	249,353
Long-term lease liabilities, operating leases	201,472	203,624
Deferred tax liabilities	9,117	9,621
Other long-term liabilities	131,818	125,704
Total liabilities	1,744,930	1,789,612
Contingencies (Note 12)
Shareholders' equity (deficit):
Common stock, $1 par value; authorized 1,000,000,000 shares; 146,495,690 and 146,440,701 shares issued; 23,929,462 and 21,772,888 public shares outstanding; 76,795,221 and 78,896,806 ESOP shares outstanding	146,496	146,441
Treasury stock, 45,771,008 shares at cost	(934,240)	(934,240)
Additional paid-in capital	2,658,036	2,649,975
Accumulated deficit	(182,753)	(218,025)
Accumulated other comprehensive loss	(19,991)	(14,261)
Total Parsons Corporation shareholders' equity	1,667,548	1,629,890
Noncontrolling interests	38,704	30,866
Total shareholders' equity	1,706,252	1,660,756
Total liabilities, redeemable common stock and shareholders' equity	$3,451,182	$3,450,368

PARSONS CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	For the Six Months Ended
	June 30, 2020	June 30, 2019
Cash flows from operating activities:
Net income including noncontrolling interests	$45,496	$53,531
Adjustments to reconcile net income to net cash used in operating activities
Depreciation and amortization	64,490	61,665
Amortization of debt issue costs	369	629
Gain on disposal of property and equipment	(43)	(24)
Provision for doubtful accounts	38	(866)
Deferred taxes	325	(64,924)
Foreign currency transaction gains and losses	1,185	(352)
Equity in earnings of unconsolidated joint ventures	(9,883)	(22,031)
Return on investments in unconsolidated joint ventures	15,893	15,023
Stock-based compensation	6,432	-
Contributions of treasury stock	29,468	24,529
Changes in assets and liabilities, net of acquisitions and newly consolidated joint ventures:
Accounts receivable	(49,618)	(97,450)
Contract assets	(70,739)	(50,842)
Prepaid expenses and current assets	(999)	(4,967)
Accounts payable	(6,228)	(4,517)
Accrued expenses and other current liabilities	(21,983)	17,763
Contract liabilities	(11,047)	11,464
Income taxes	4,048	(7,223)
Other long-term liabilities	(28,648)	20,097
Net cash used in operating activities	(31,444)	(48,495)
Cash flows from investing activities:
Capital expenditures	(22,938)	(25,953)
Proceeds from sale of property and equipment	943	1,873
Payments for acquisitions, net of cash acquired	-	(287,482)
Investments in unconsolidated joint ventures	(3,844)	(5,049)
Return of investments in unconsolidated joint ventures	17	4,403
Net cash used in investing activities	(25,822)	(312,208)
Cash flows from financing activities:
Proceeds from borrowings	180,600	350,000
Repayments of borrowings	(180,600)	(530,000)
Payments for debt costs and credit agreement	-	(286)
Contributions by noncontrolling interests	223	8,147
Distributions to noncontrolling interests	(1,605)	(20,787)
Purchase of treasury stock	-	(819)
Taxes paid on vested stock	(1,149)	-
Proceeds from issuance of common stock	1,684	537,331
Dividend paid	-	(52,093)
Net cash (used in) provided by financing activities	(847)	291,493
Effect of exchange rate changes	(641)	(602)
Net decrease in cash, cash equivalents, and restricted cash	(58,754)	(69,812)
Cash, cash equivalents and restricted cash:
Beginning of year	195,374	281,195
End of period	$136,620	$211,383

Contract Awards (in thousands):

	Three Months Ended		Six Months Ended
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019
Federal Solutions	$433,140	$422,829	$1,048,830	$1,231,369
Critical Infrastructure	571,951	555,313	922,356	967,841
Total Awards	$1,005,091	$978,142	$1,971,186	$2,199,210

Backlog (in thousands):

	June 30, 2020	June 30, 2019
Federal Solutions:
Funded	$1,308,663	$1,003,167
Unfunded	3,654,203	4,031,137
Total Federal Solutions	4,962,866	5,034,304
Critical Infrastructure:
Funded	2,719,037	3,428,364
Unfunded	36,787	38,286
Total Critical Infrastructure	2,755,824	3,466,650
Total Backlog	$7,718,690	$8,500,954

Book-To-Bill Ratio:

	Three Months Ended		Six Months Ended
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019
Federal Solutions	0.9	0.9	1.1	1.4
Critical Infrastructure	1.2	1.1	0.9	1.0
Overall	1.0	1.0	1.0	1.2

Non-GAAP Financial Information

The tables under "Parsons Corporation Inc. Reconciliation of Non-GAAP Measures" present Adjusted Operating Income, Adjusted Operating Margin, Earnings before Interest, Taxes, Depreciation, and Amortization (“EBITDA”), Adjusted EBITDA, EBITDA Margin, and Adjusted EBITDA Margin, reconciled to their most directly comparable GAAP measure. These financial measures are calculated and presented on the basis of methodologies other than in accordance with U.S. generally accepted accounting principles ("Non-GAAP Measures"). Parsons has provided these Non-GAAP Measures to adjust for, among other things, the impact of amortization expenses related to our acquisitions of Williams Electric, Polaris Alpha and  OGSystems, initial public offering transaction-related expenses, costs associated with a loss or gain on the disposal or sale of property, plant and equipment, restructuring and related expenses, costs associated with mergers and acquisitions, software implementation costs, legal and settlement costs, and other costs considered to non-operational in nature . These items have been Adjusted because they are not considered core to the company’s business or otherwise not considered operational or because these charges are non-cash or non-recurring. The company presents these Non-GAAP Measures because management believes that they are meaningful to understanding Parsons’s performance during the periods presented and the company’s ongoing business. Non-GAAP Measures are not prepared in accordance with GAAP and therefore are not necessarily comparable to similarly titled metrics or the financial results of other companies. These Non-GAAP Measures should be considered a supplement to, not a substitute for, or superior to, the corresponding financial measures calculated in accordance with GAAP.

PARSONS CORPORATION

Non-GAAP Financial Information

Reconciliation of Net Income to Adjusted EBITDA

(in thousands)

	Three Months Ended		Six Months Ended
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019
Net income attributable to Parsons Corporation	$23,299	$40,259	$36,272	$50,000
Interest expense, net	3,963	6,151	7,757	13,966
Income tax provision (benefit)	11,891	(53,496)	16,975	(51,610)
Depreciation and amortization (a)	32,081	31,074	64,490	61,665
Net income attributable to noncontrolling interests	7,826	(114)	9,224	3,531
Equity based compensation (b)	12,854	43,311	5,133	47,161
Transaction-related costs (c)	(2,485)	7,715	9,526	17,070
Restructuring (d)	1,143	353	1,110	2,571
Other (e)	589	952	1,170	3,875
Adjusted EBITDA	$91,161	$76,205	$151,657	$148,229

(a)

Depreciation and amortization for the three and six months ended June 30, 2020 is $27.0 million and $54.4 million, respectively in the Federal Solutions Segment and $5.1 million and $10.1 million, respectively in the Critical Infrastructure Segment.  Depreciation and amortization for the three and six months ended June 30, 2019 is $24.2 million and $49.0 million, respectively in the Federal Solutions Segment and $6.8 million and $12.6 million, respectively in the Critical Infrastructure Segment.

(b)	Reflects equity-based compensation costs primarily related to cash-settled awards.
(c)	Reflects costs incurred in connection with acquisitions, initial public offering, and other non-recurring transaction costs, primarily fees paid for professional services and employee retention.
(d)	Reflects costs associated with and related to our corporate restructuring initiatives.
(e)	Includes a combination of gain/loss related to sale of fixed assets, software implementation costs, and other individually insignificant items that are non-recurring in nature.

PARSONS CORPORATION

Non-GAAP Financial Information

Computation of Adjusted EBITDA Attributable to Noncontrolling Interests

(in thousands)

(in thousands)	Three months ended		Six Months Ended
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019
Federal Solutions Adjusted EBITDA attributable to Parsons Corporation	$47,700	$35,700	$79,317	$76,299
Federal Solutions Adjusted EBITDA attributable to noncontrolling interests	56	109	148	235
Federal Solutions Adjusted EBITDA including noncontrolling interests	$47,756	$35,809	$79,465	$76,534

Critical Infrastructure Adjusted EBITDA attributable to Parsons Corporation	35,519	40,525	62,876	68,201
Critical Infrastructure Adjusted EBITDA attributable to noncontrolling interests	7,886	(129)	9,316	3,494
Critical Infrastructure Adjusted EBITDA including noncontrolling interests	$43,405	$40,396	$72,192	$71,695

Total Adjusted EBITDA including noncontrolling interests	$91,161	$76,205	$151,657	$148,229

PARSONS CORPORATION

Non-GAAP Financial Information

Reconciliation of Net Income Attributable to Parsons Corporation to Adjusted Net Income Attributable to Parsons Corporation

(in thousands, except per share information)

	Three Months Ended		Six Months Ended
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019
Net income attributable to Parsons Corporation	$23,299	$40,259	$36,272	$50,000
Deferred tax asset recognition (a)	-	(56,363)	-	(56,363)
Acquisition related intangible asset amortization	22,127	21,389	44,826	42,295
Equity based compensation (b)	12,854	43,311	5,133	47,161
Transaction-related costs (c)	(2,485)	7,715	9,526	17,070
Restructuring (d)	1,143	353	1,110	2,571
Other (e)	589	952	1,170	3,875
Tax effect on adjustments	(8,023)	(17,578)	(15,591)	(18,066)
Adjusted net income attributable to Parsons Corporation	49,504	40,038	82,446	88,543
Adjusted earnings per share:
Weighted-average number of basic shares outstanding	100,695	92,336	100,682	85,249
Weighted-average number of diluted shares outstanding	100,986	92,336	100,949	85,249
Adjusted net income attributable to Parsons Corporation per basic share	$0.49	$0.43	$0.82	$1.04
Adjusted net income attributable to Parsons Corporation per diluted share	$0.49	$0.43	$0.82	$1.04

(a)	Reflects the reversal of a deferred tax asset as a result of the Company converting from an S-Corporation to a C-Corporation.
(b)	Reflects equity-based compensation costs primarily related to cash-settled awards.
(c)	Reflects costs incurred in connection with acquisitions, initial public offering, and other non-recurring transaction costs, primarily fees paid for professional services and employee retention.
(d)	Reflects costs associated with and related to our corporate restructuring initiatives
(e)	Includes a combination of gain/loss related to sale of fixed assets, software implementation costs, and other individually insignificant items that are non-recurring in nature.